Ex99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 3,571
Domini Social Equity Fund - Class A Shares $ 100
Domini Social Equity Fund - Institutional Shares $ 3,297
Domini Social Equity Fund - Class R Shares $ 907

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.2084
Domini Social Equity Fund - Class A Shares $ 0.3765
Domini Social Equity Fund - Institutional Shares $ 0.4249
Domini Social Equity Fund - Class R Shares $ 0.4089

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 16,715
Domini Social Equity Fund - Class A Shares 350
Domini Social Equity Fund - Institutional Shares 9,029
Domini Social Equity Fund - Class R Shares 2,774

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $32.66
Domini Social Equity Fund - Class A Shares $10.16
Domini Social Equity Fund - Institutional Shares $20.12
Domini Social Equity Fund - Class R Shares $9.41